UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2015, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Repurchase Agreement for the Recycling Economy Project (the “Repurchase Agreement”) with Datong Coal Mine Tianjian Iron & Steel Co., Ltd.

Xi'an TCH first entered into a Recycling Economy Project Cooperative Agreement (the "Cooperative Agreement") with Shanxi Datong Coal Group Steel Co., Ltd. in December, 2010, pursuant to which Xi’an TCH agreed to install two 3MW Blast Furnace Power Recovery Turbine (the “BPRT”) systems and one 15MW Waste Gas Power Generation (the “WGPG”) system with a total of 21MW power capacity. The terms for these energy recycling systems were thirty (30) years. After thirty (30) years, the systems were to be transferred to Shanxi Datong at no additional charge. On June 20, 2013, the two 3MW BPRT power generation systems were completed, and on May 26, 2015, the 15MW WGPG system was completed.

In May, 2012, Shanxi Datong Coal Group and Tianjin Construction Materials Group (Holding) Co., Ltd. were restructured and renamed as Datong Coal Mine Tianjian Iron & Steel Co., Ltd. (the “Datong”). Due to the change of its strategic plan, Datong recently notified Xi’an TCH that it would not be able to fulfil its obligations under the Cooperative Agreement and requested to repurchase the BPRT and WGPG systems (the “Systems”) from Xi’an TCH and terminate Cooperative Agreement.

Under the Repurchase Agreement, Xi’an TCH and Datong agree: (i) Datong repurchases the Systems from Xi’an TCH and terminates the Cooperative Agreement; (ii) Datong shall pay outstanding energy saving service fees of RMB 1.2 million (approximately $193,548) to Xi’an TCH within 5 working days from the execution of the Repurchase Agreement (the “Effective Date”); (iii) the Systems shall be transferred to Datong for a total price of RMB 250 million (approximately $40,322,581, the “Repurchase Price”) with RMB 100 million for two BPRT systems and RMB 150 million for one WGPG system. Datong shall pay RMB 150 million within 5 working days from the Effective Date and pay RMB 100 million within 15 working days from the Effective Date; (iv) the ownership of the Systems shall be transferred to Datong when it timely pays in full the entire Repurchase Price and the parties have completed the on-site assets transfer process and confirmed the actual Systems’ transfer; (v) Xi'an TCH shall not pursue any breach of contract liability against Datong under Cooperative Agreement if Datong pays in full the Repurchase Price on time; (vi) the Cooperative Agreement will be terminated when Datong pays in full the entire Repurchase Price according to the requirements of the Repurchase Agreement; and (vii) if the Repurchase Price is not fully paid on time pursuant to the Repurchase Agreement, the Repurchase Agreement shall be terminated automatically and Xi'an TCH shall retain the ownership of the Systems.

The foregoing description of the Repurchase Agreement is not complete and is qualified in its entirety by reference to the full text of Repurchase Agreement for the Recycling Economy Project, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Repurchase Agreement for Recycling Economy Project

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: June 4, 2015	/s/ Jackie Shi
Jackie Shi, Chief Financial Officer